EXHIBIT 10.4

FELDMAN FINANCIAL ADVISORS, INC.
1725 K STREET, NW * SUITE 205 WASHINGTON, DC 20006 (202) 467-6862 * FAX (202) 467-6963

May 31, 2006

Confidential

Board of Directors
Citizens Community Bancorp
2174 Eastridge Center
Eau Claire, Wisconsin 54701

Members of the Board:

            This letter agreement ("Agreement") describes the terms under which Feldman Financial Advisors, Inc. ("Feldman Financial") will assist Citizens Community Bancorp ("Citizens") with the business plan ("Business Plan") to be submitted to regulators in conjunction with Citizens' second stage stock offering. The services we will provide and our fees for this proposal are explained in this Agreement.
Description of Engagement

Under Citizens' direction, we will prepare the text to be submitted in support of the Business Plan. We will prepare demographic, economic, or geographic data needed for the Business Plan. The Business Plan that we will provide will include the text and other information as required. We also will provide the financial projections and other financial information for the Business Plan. Our preparation of the Busines Plan will be based on information Citizens provides to us regarding Citizens' future business. After submission of the Business Plan and, as part of our service under this Agreement, we will be available to provide additional services in relation to the Business Plan, including assisting with preparation of your responses to questions or comments from the regulators while the regulators evaluate the Business Plan. Citizens will be responsible for final approval of the Business Plan and other information before submission to applicable regulators.

Fees and Expenses

Our professional fee for assisting with the deveopment and submission of the Business Plan will be $20,000, payable in two installments: (i) $5,000 retainer fee due upon acceptance and execution of this Agreement; (ii) $15,000 due upon filing the Business Plan with the applicable regulators. If, after submission of the Business Plan, further services are required of Feldman Financial by Citizens with respect to the Business Plan, Feldman Financial will perform such services at our hourly rates that correspond ot the attached fee schedule. This work, if required, will be capped at $5,000. In addition, we will invoice you for actual out-of-pocket expenses for data purchases, copying, express mail, travel, and other costs incurred in connection with providing the professional consulting services under this Agreement. Out-of-pocket expenses will not exceed $1,500 wihout Citizen's prior approval.

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FELDMAN FINANCIAL ADVISORS, INC.

Board of Directors
Citizens Community Bancorp
May 31, 2006

Termination

Citizens may terminate this Agreement at any time by providing notice of such termination to Feldman Financial. The "Termination Date" shall be either: (i) the date oral notice of such termination is provided to Feldman Financial, as long as written notice is received within three business days thereafter, or (ii) if oral notice is not provided, the date Feldman Financial receives the written notice of termination.

In the event of termination prior to submission of the Business Plan, Citizens will pay Feldman Financial for all time incurred in preparing the Business Plan through the Termination Date at an hourly rate that corresponds with the aforementioned fee schedule. Such charges shall not exceed $20,000. In addition, Citizens will pay Feldman Financial for all expenses incurred through the Termination Date.

Financial Information and Confidentiality

Citizens will use its best efforts to assure Feldman Financial that Citizens will provide such information as Feldman Financial may reasonably request to prepare the Business Plan. Citizens acknowledges that in performing services hereunder, Feldman Finacial will be relying on the information furnished by Citizens, and Citizens further acknowledges that Feldman Finacial will not independently verify the accuracy and completeness of such information.

Citizens agrees that the intended use of the Business Plan is only for submission with the appropriate regulatory authorities and for other internal purposes. Citizens will not use the product of Feldman Financial's services under this Agreement in any other manner, including references within a proxy statement or offering circular, without the express written consent of Feldman Financial.

Feldman Financial agrees to hold in confidence all information Citizens provides pursuant to this Agreement, other than information which is or becomes publicly available, unless such disclosure is approved by Citizens or otherwise requried by law. Similarly, Citizens agrees to hold in confidence all information provided by Feldman Financial pursuant to this Agreement, other than information that is or becomes publicly available, unless such disclosure is approved by Feldman Financial or otherwise requried by law.

Sole Terms of Agreement

This Agreement embodies the sole terms of agreement between Citizens and Feldman Financial with respect to the engagement of Feldman Financial to prepare the Business Plan. This Agreement can be modified only if such modification is stated in writing and signed by both Citizens and Feldman Financial.

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FELDMAN FINANCIAL ADVISORS, INC.

Board of Directors
Citizens Community Bancorp
May 31, 2006

            To indicate your acceptance of the terms in this Agreement, please sign below and return one original of this letter to me with a check for $5,000, such payment to be credited as the retainer fee.

Sincerely, Feldman Financial Advisors, Inc. /s/ Trent R. Feldman Trent R. Feldman President

Attachment

AGREED AND ACCEPTED BY:

CITIZENS COMMUNITY BANCORP

By:	/s/ James G. Cooley
Title:	CEO
Date:	6-12-06

Attachment

FELDMAN FINANCIAL ADVISORS, INC.
1725 K STREET, NW * SUITE 205 WASHINGTON, DC 20006 (202) 467-6862 * FAX (202) 467-6963

SCHEDULE OF PROFESSIONAL FEES AND EXPENSES

PROFESSIONAL FEES
Feldman Financial Advisors, Inc.'s hourly billing rates for professional services are shown below. Actual time expended for depositions and courtroom testimony is billed at twice the stated hourly rate.

Title	Hourly Rate

President	$325

Principal	$275

Director	$275

Senior Vice President	$225

Vice President	$200

Research Staff	$100

REIMBURSABLE EXPENSES
Out-of-pocket expenses (including, but not limited to, transportation, lodging and meals, express and regular mail, document delivery services, purchase of data or reference materials, color photocopying, and telephone/fax) are billed without mark-up. The charge for in-house duplication of documents is $0.20 per page.

End.